E X H I B I T  11
                                 - - - - - - -  --



                               THE WHITE ELK FUNDS

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                           Form of Transfer Agency Agreement

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

                            TRANSFER AGENCY AGREEMENT

                                     between

                               THE WHITE ELK FUNDS

                                       and

                       STATE STREET BANK AND TRUST COMPANY















1C-Domestic Trust/Series

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                               TABLE OF CONTENTS
                               -----------------

                                                                            PAGE
                                                                            ----

1.   Terms of Appointment; Duties of the Bank................................1

2.   Fees and Expenses.......................................................3

3.   Representations and Warranties of the Bank..............................4

4.   Representations and Warranties of the Fund..............................4

5.   Data Access and Proprietary Information.................................5

6.   Indemnification.........................................................6

7.   Standard of Care........................................................7

8.   Covenants of the Fund and the Bank......................................7

9.   Termination of Agreement................................................8

10.  Additional Funds........................................................8

11.  Assignment..............................................................9

12.  Amendment...............................................................9

13.  Massachusetts Law to Apply..............................................9

14.  Force Majeure...........................................................9

15.  Consequential Damages...................................................9

16.  Merger of Agreement.....................................................9

17.  Limitations of Liability of the Trustees or Shareholders...............10

18.  Counterparts...........................................................10

19.  Reproduction of Documents..............................................10

                            TRANSFER AGENCY AGREEMENT
                            -------------------------

           AGREEMENT made as of the __ day of ____________, 1998, by and between The White Elk Funds, a Massachusetts business trust, having its principal office and place of business at ______________________ (the "Fund"), and State Street Bank and Trust Company, a Massachusetts trust company having its principal office and place of business at 225 Franklin Street, Boston, Massachusetts 02110 (the "Bank").


           WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and


           WHEREAS, the Fund intends to initially offer shares in eleven series, White Elk Large Cap Growth Fund, White Elk Mid Cap Growth Fund, White Elk Small Cap Growth Fund, White Elk Large Cap Value Fund, White Elk Mid Cap Value Fund, White Elk Small Cap Value Fund, White Elk Leveraged All Cap Fund, White Elk Global Equity Fund, White Elk Long-Term Bond Fund, White Elk Medium-Term Bond Fund, White Elk Money Market Fund (each such series, together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with Article 10, being herein referred to as a "Portfolio", and collectively as the "Portfolios");


           WHEREAS, the Fund on behalf of the Portfolios desires to appoint the Bank as its transfer agent, dividend disbursing agent, custodian of certain retirement plans and agent in connection with certain other activities, and the Bank desires to accept such appointment;


           NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:


           1. TERMS OF APPOINTMENT; DUTIES OF THE BANK

              1.1 Subject to the terms and conditions set forth in this Agreement, the Fund, on behalf of the Portfolios, hereby employs and appoints the Bank to act as, and the Bank agrees to act as its transfer agent for the Fund's authorized and issued shares of beneficial interest, $___ par value, ("Shares"), dividend disbursing agent, custodian of certain retirement plans and agent in connection with any accumulation, open-account or similar plans provided to the shareholders of each of the respective Portfolios of the Fund ("Shareholders") and set out in the currently effective prospectus and statement of additional information ("prospectus") of the Fund on behalf of the applicable Portfolio, including without limitation any periodic investment plan or periodic withdrawal program.

              1.2 The Bank agrees that it will perform the following services:

              (a) In accordance with procedures established from time to time by agreement between the Fund on behalf of each of the Portfolios, as applicable and the Bank, the Bank shall:

                  (i) Receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation thereof to the Custodian of the Fund authorized pursuant to the Declaration of Trust of the Fund (the "Custodian");

                  (ii) Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

                  (iii)   Receive  for   acceptance   redemption   requests  and
              redemption directions and deliver the appropriate documentation thereof to the Custodian;

                  (iv) In respect  to the  transactions  in items (i),  (ii) and
              (iii) above, the Bank shall execute transactions directly with broker-dealers authorized by the Fund who shall thereby be deemed to be acting on behalf of the Fund;

                  (v) At the  appropriate  time as and when it  receives  monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

                  (vi) Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

                  (vii)   Prepare  and  transmit   payments  for  dividends  and
              distributions declared by the Fund on behalf of the applicable Portfolio;

                  (viii) Issue replacement  certificates for those  certificates alleged to have been lost, stolen or destroyed upon receipt by the Bank of indemnification satisfactory to the Bank and protecting the Bank and the Fund, and the Bank at its option, may issue replacement certificates in place of mutilated stock certificates upon presentation thereof and without such indemnity;

                  (ix) Maintain records of account for and advise the Fund and its Shareholders as to the foregoing; and

                  (x) Record  the  issuance  of shares of the Fund and  maintain pursuant to SEC Rule 17Ad-10(e) a record of the total number of shares of the Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding. The Bank shall also provide the Fund on a regular basis with the total number of shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of shares, to monitor the issuance of such shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Fund.

              (b) In addition to and neither in lieu nor in contravention of the services set forth in the above paragraph (a), the Bank shall: (i) perform the customary services of a transfer agent, dividend disbursing agent, custodian of certain retirement plans and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, mailing Shareholder reports and prospectuses to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information and (ii) provide a system which will enable the Fund to monitor the total number of Shares sold in each State.

              (c) In addition, the Fund shall: (i) identify to the Bank in writing those transactions and assets to be treated as exempt from blue sky reporting for each State and (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of the Bank for the Fund's blue sky State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Fund and the reporting of such transactions to the Fund as provided above.

              (d) Procedures as to who shall provide certain of these services in Section 1 may be established from time to time by agreement between the Fund on behalf of each Portfolio and the Bank per the attached service responsibility schedule. The Bank may at times perform only a portion of these services and the Fund or its agent may perform these services on the Fund's behalf.

              (e) The Bank shall provide additional services on behalf of the Fund (i.e., escheatment services) which may be agreed upon in writing between the Fund and the Bank.

           2. FEES AND EXPENSES

              2.1 For the performance by the Bank pursuant to this Agreement, the Fund agrees on behalf of each of the Portfolios to pay the Bank an annual maintenance fee for each Shareholder account as set out in the initial fee schedule attached hereto. Such fees and out-of-pocket expenses and advances identified under Section 2.2 below may be changed from time to time subject to mutual written agreement between the Fund and the Bank.

              2.2 In addition to the fee paid under Section 2.1 above, the Fund agrees on behalf of each of the Portfolios to reimburse the Bank for out-of-pocket expenses, including but not limited to confirmation production, postage, forms, telephone, microfilm, microfiche, tabulating proxies, records storage, or advances incurred by the Bank for the items set out in the fee schedule attached hereto. In addition, any other expenses incurred by the Bank at the request or with the consent of the Fund, will be reimbursed by the Fund on behalf of the applicable Portfolio.

              2.3 The Fund agrees on behalf of each of the Portfolios to pay all fees and reimbursable expenses within five days following the receipt of the respective billing notice. Postage for mailing of dividends, proxies, Fund reports and other mailings to all shareholder accounts shall be advanced to the Bank by the Fund at least seven (7) days prior to the mailing date of such materials.

           3. REPRESENTATIONS AND WARRANTIES OF THE BANK

           The Bank represents and warrants to the Fund that:


              3.1 It is a trust company duly organized and existing under the laws of the Commonwealth of Massachusetts.

              3.2 It is duly qualified to carry on its business in the Commonwealth of Massachusetts.

              3.3 It is empowered under applicable laws and by its Charter and By-Laws to enter into and perform this Agreement.

              3.4 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

              3.5 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

           4. REPRESENTATIONS AND WARRANTIES OF THE FUND

           The Fund represents and warrants to the Bank that:


              4.1 It is a business trust duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts.

              4.2 It is empowered under applicable laws and by its Declaration of Trust and By-Laws to enter into and perform this Agreement.

              4.3 All corporate proceedings required by said Agreement and Declaration of Trust and By-Laws have been taken to authorize it to enter into and perform this Agreement.

              4.4 It is an open-end and diversified management investment company registered under the Investment Company Act of 1940, as amended.

              4.5 A registration statement under the Securities Act of 1933, as amended on behalf of each of the Portfolios is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Fund being offered for sale.

           5. DATA ACCESS AND PROPRIETARY INFORMATION

              5.1 The Fund acknowledges that the data bases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Fund by the Bank as part of the Fund's ability to access certain Fund-related data ("Customer Data") maintained by the Bank on data bases under the control and ownership of the Bank or other third party ("Data Access Services") constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to the Bank or other third party. In no event shall Proprietary
Information be deemed Customer Data. The Fund agrees to treat all Proprietary Information as proprietary to the Bank and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, the Fund agrees for itself and its employees and agents:

              (a) to access Customer Data solely from locations as may be designated in writing by the Bank and solely in accordance with the Bank's applicable user documentation;

              (b) to refrain from copying or duplicating in any way the Proprietary Information;

              (c) to refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform in a timely manner of such fact and dispose of such information in accordance with the Bank's instructions;

              (d) to refrain from causing or allowing the data acquired hereunder from being retransmitted to any other computer facility or other location, except with the prior written consent of the Bank;

              (e) that the Fund shall have access only to those authorized transactions agreed upon by the parties;

              (f) to honor all reasonable written requests made by the Bank to protect at the Bank's expense the rights of the Bank in Proprietary Information at common law, under federal copyright law and under other federal or state law.

              Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section 5. The obligations of this Section shall survive any earlier termination of this Agreement.


              5.2 If the Fund notifies the Bank that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Bank shall endeavor in a timely manner to correct such failure. Organizations from which the Bank may obtain certain data included in the Data Access Services are solely responsible for the contents of such data and the Fund agrees to make no claim against the Bank arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof. DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS. The BANK EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

              5.3 If the transactions available to the Fund include the ability to originate electronic instructions to the Bank in order to (i) effect the transfer or movement of cash or Shares or (ii) transmit Shareholder information or other information, then in such event the Bank shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by the Bank from time to time.

           6. INDEMNIFICATION

              6.1 The Bank shall not be responsible for, and the Fund shall on behalf of the applicable Portfolio indemnify and hold the Bank harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

              (a) All actions of the Bank or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct.

              (b)  The  Fund's  lack  of  good  faith,   negligence  or  willful
misconduct which arise out of the breach of any representation or warranty of the Fund hereunder.

              (c) The reliance on or use by the Bank or its agents or subcontractors of information, records, documents or services which (i) are received by the Bank or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Fund or any other person or firm on behalf of the Fund including but not limited to any previous transfer agent or registrar.

              (d) The reliance on, or the carrying out by the Bank or its agents or subcontractors of any instructions or requests of the Fund on behalf of the applicable Portfolio.

              (e) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

              (f) The negotiation and processing by the Bank of checks not made payable to the order of the Bank, the Fund, the Fund's management company, transfer agent or distributor or the retirement account custodian or trustee for a plan account investing in Shares, which checks are tendered to the Bank for the purchase of Shares (i.e., checks made payable to prospective or existing Shareholders, such checks are commonly known as "third party checks").

              6.2 At any time the Bank may apply to any officer of the Fund for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement, and the Bank and its agents or subcontractors shall not be liable and shall be indemnified by the Fund on behalf of the applicable Portfolio for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. The Bank, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Bank or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund. The Bank, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Fund, and the proper countersignature of any former transfer agent or former registrar, or of a co-transfer agent or co-registrar.

              6.3 In order that the indemnification provisions contained in this
Section 6 shall apply, upon the assertion of a claim for which the Fund may be required to indemnify the Bank, the Bank shall promptly notify the Fund of such assertion, and shall keep the Fund advised with respect to all developments concerning such claim. The Fund shall have the option to participate with the Bank in the defense of such claim or to defend against said claim in its own name or in the name of the Bank. The Bank shall in no case confess any claim or make any compromise in any case in which the Fund may be required to indemnify the Bank except with the Fund's prior written consent.

           7. STANDARD OF CARE

              The Bank shall at all times act in good faith and agrees to use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by its negligence, bad faith, or willful misconduct or that of its employees.


           8. COVENANTS OF THE FUND AND THE BANK

              8.1 The Fund shall on behalf of each of the Portfolios promptly furnish to the Bank the following:

              (a) A certified copy of the resolution of the Board of Trustees of the Fund authorizing the appointment of the Bank and the execution and delivery of this Agreement.

              (b) A copy of the Declaration of Trust and By-Laws of the Fund and all amendments thereto.

              8.2 The Bank hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

              8.3 The Bank shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the Rules thereunder, the Bank agrees that all such records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Fund on and in accordance with its request.

              8.4 The Bank and the Fund agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

              8.5 In case of any requests or demands for the inspection of the Shareholder records of the Fund, the Bank will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. The Bank reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

           9. TERMINATION OF AGREEMENT

              9.1 This Agreement may be terminated by either party upon one hundred twenty (120) days written notice to the other.

              9.2 Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Fund on behalf of the applicable Portfolio(s). Additionally, the Bank reserves the right to charge for any other reasonable expenses associated with such termination and/or a charge equivalent to the average of three (3) months' fees.

           10. ADDITIONAL FUNDS

              t In the event that the Fund establishes one or more series of Shares in addition to White Elk Large Cap Growth Fund, White Elk Mid Cap Growth Fund, White Elk Small Cap Growth Fund, White Elk Large Cap Value Fund, White Elk Mid Cap Value Fund, White Elk Small Cap Value Fund, White Elk Leveraged All Cap Fund, White Elk Global Equity Fund, White Elk Long-Term Bond Fund, White Elk Medium-Term Bond Fund, White Elk Money Market Fund with respect to which it desires to have the Bank render services as transfer agent under the terms hereof, it shall so notify the Bank in writing, and if the Bank agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

           11. ASSIGNMENT

              11.1 Except as provided in Section 11.3 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

              11.2 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

              11.3 The Bank may, without further consent on the part of the Fund, subcontract for the performance hereof with (i) Boston Financial Data Services, Inc., a Massachusetts corporation ("BFDS") which is duly registered as a transfer agent pursuant to Section 17A(c)(2) of the Securities Exchange Act of 1934, as amended ("Section 17A(c)(2)"), (ii) a BFDS subsidiary duly registered as a transfer agent pursuant to Section 17A(c)(2) or (iii) a BFDS affiliate; provided, however, that the Bank shall be as fully responsible to the Fund for the acts and omissions of any subcontractor as it is for its own acts and omissions.

           12. AMENDMENT

           This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Board of Trustees of the Fund.


           13. MASSACHUSETTS LAW TO APPLY

           This  Agreement  shall  be  construed  and  the  provisions   thereof
interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.


           14. FORCE MAJEURE

           In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.


           15. CONSEQUENTIAL DAMAGES

           Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.


           16. MERGER OF AGREEMENT

           This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

           17. LIMITATIONS OF LIABILITY OF THE TRUSTEES OR SHAREHOLDERS

           A copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Fund as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or Shareholders individually but are binding only upon the assets and property of the Fund.


           18. COUNTERPARTS

           This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.


           19. REPRODUCTION OF DOCUMENTS

           This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.


                                             THE WHITE ELK FUNDS



                                             BY:
                                                 -------------------------------


ATTEST:



-------------------------------



                                             STATE STREET BANK AND TRUST COMPANY



                                             BY:
                                                 -------------------------------
                                                 Executive Vice President


ATTEST:



-------------------------------

                       STATE STREET BANK & TRUST COMPANY
                         FUND SERVICE RESPONSIBILITIES*





SERVICE PERFORMED                                 RESPONSIBILITY
-----------------                                 --------------

                                                  BANK      FUND
                                                  ----      ----

1.   Receives orders for the purchase of
     Shares.

2.   Issue Shares and hold Shares in
     Shareholders accounts.

3.   Receive redemption requests.

4.   Effect transactions 1-3 above
     directly with broker-dealers.

5.   Pay over monies to redeeming
     Shareholders.

6.   Effect transfers of Shares.

7.   Prepare and transmit dividends and
     distributions.

8.   Issue Replacement Certificates.

9.   Reporting of abandoned property.

10.  Maintain records of account.

11.  Maintain and keep a current and
     accurate control book for each
     issue of securities.

12.  Mail proxies.

13.  Mail Shareholder reports.

SERVICE PERFORMED                                 RESPONSIBILITY
-----------------                                 --------------

                                                  BANK      FUND
                                                  ----      ----
14.  Mail prospectuses to current
     Shareholders.

15.  Withhold taxes on U.S. resident and
     non-resident alien accounts.

16.  Prepare and file U.S. Treasury
     Department forms.

17.  Prepare and mail account and
     confirmation statements for
     Shareholders.

18.  Provide Shareholder account
     information.

19.  Blue sky reporting.


* Such services are more fully described in Section 1.2 (a), (b) and (c) of the Agreement.

                                             THE WHITE ELK FUNDS



                                             BY:
                                                 -------------------------------


ATTEST:



-------------------------------



                                             STATE STREET BANK AND TRUST COMPANY



                                             BY:
                                                 -------------------------------
                                                 Executive Vice President


ATTEST:



-------------------------------

                                 FUNDS TRANSFER

OPERATING GUIDELINES
--------------------

1. OBLIGATION OF THE SENDER: State Street is authorized to promptly debit client's accounts upon the receipt of a payment order in compliance with the selected Security Procedure chosen for funds transfer and in the amount of money that State Street has been instructed to transfer. State Street shall execute payment orders in compliance with the Security Procedure and with the Client's/Investment Manager's instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. All payment orders and communications received after this time will be deemed to have been received on the next business day.

2. SECURITY PROCEDURE: The Client acknowledges that the Security Procedure it has designated on the Selection Form was selected by the Client from Security Procedures offered by State Street. The Client shall restrict access to confidential information relating to the Security Procedure to authorized persons as communicated in writing to State Street. The Client must notify State Street immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Client's authorized personnel. State Street shall verify the authenticity of all instructions according to the Security Procedure.

3. ACCOUNT NUMBERS: State Street shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern.

4. REJECTION: State Street reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of State Street's receipt of such payment order; (b) if initiating such payment order would cause State Street, in State Street's sole judgment, to exceed any volume, aggregate dollar, network, time, credit or similar limits upon wire transfers which are applicable to State Street; or (c) if State Street, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

5. CANCELLATION OR AMENDMENT: State Street shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the Security Procedure provided that such requests are received in a timely manner affording State Street reasonable opportunity to act. However, State Street assumes no liability if the request for amendment or cancellation cannot be satisfied.

6. ERRORS: State Street shall assume no responsibility for failure to detect any erroneous payment order provided that State Street complies with the payment order instructions as received and State Street complies with the Security Procedure. The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

7. INTEREST AND LIABILITY LIMITS: State Street shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless State Street is notified of the unauthorized payment order within thirty (30) days of notification by State Street of the acceptance of such payment order. In no event shall State Street be liable for special, indirect or consequential damages, even if advised of the possibility of such damages and even for failure to execute a payment order.

8. AUTOMATED CLEARING HOUSE ("ACH") CREDIT ENTRIES/PROVISIONAL PAYMENTS: When a Client initiates or receives ACH credit and debit entries pursuant to these Guidelines and the rules of the National Automated Clearing House Association and the New England Clearing House Association, State Street will act as an
Originating Depository Financial Institution and/or Receiving Depository Institution, as the case may be, with respect to such entries. Credits given by State Street with respect to an ACH credit entry are provisional until State Street receives final settlement for such entry from the Federal Reserve Bank. If State Street does not receive such final settlement, the Client agrees that State Street shall receive a refund of the amount credited to the Client in connection with such entry, and the party making payment to the Client via such entry shall not be deemed to have paid the amount of the entry.

9. CONFIRMATION STATEMENTS: Confirmation of State Street's execution of payment orders shall ordinarily be provided within 24 hours' notice which may be delivered through State Street's proprietary information systems, such as, but not limited to Horizon and GlobalQuest(R), or by facsimile or callback. The Client must report any objections to the execution of a payment order within 30 days.

I understand and agree to the terms and conditions described above. I am authorized to sign on behalf of each of the mutual funds or other entities named on Schedule A attached. EACH OF THE PARTIES NAMED ON SCHEDULE A ATTACHED HERETO.


By:________________________   ________________________   __________   __________
   Type or Print Name         Authorized Signature       Title        Date

                                 FUNDS TRANSFER

                                   SCHEDULE A


NAME OF MANAGEMENT COMPANY:          White Elk Asset Management, Inc.
                             ________________________________________________

     FUND NAME(S):               THE WHITE ELK FUNDS, together with each of its
                                 series which are made subject to that certain
                                 Custodial Agreement dated as of _____________.























                               THE WHITE ELK FUNDS


     AUTHORIZED SIGNATURE:   ________________________________________________
                             Name:
                             Title:


     DATE:                   ________________________________________________

                           FUNDS TRANSFER INSTRUCTIONS

TELEPHONE CONFIRMATION
----------------------

CLIENT/INVESTMENT MANAGER     White Elk Asset Management, Inc.
                            _____________________________________
                                           Company


AUTHORIZED INITIATORS
      Please Type or Print

PLEASE PROVIDE A LISTING OF YOUR STAFF MEMBERS WHO ARE CURRENTLY AUTHORIZED TO INITIATE WIRE TRANSFER INSTRUCTIONS TO STATE STREET:

NAME                       TITLE                      SPECIMEN SIGNATURE

________________________   ________________________   ________________________

________________________   ________________________   ________________________

________________________   ________________________   ________________________

________________________   ________________________   ________________________

________________________   ________________________   ________________________

AUTHORIZED VERIFIERS
      Please Type or Print

PLEASE PROVIDE A LISTING OF YOUR STAFF MEMBERS WHO WILL BE CALLED BACK TO VERIFY THE INITIATION OF REPETITIVE WIRES OF $10 MILLION OR MORE AND ALL NON-REPETITIVE WIRE INSTRUCTIONS:

NAME                       CALLBACK PHONE NUMBER      DOLLAR LIMITATION (IF ANY)

________________________   ________________________   ________________________

________________________   ________________________   ________________________

________________________   ________________________   ________________________

________________________   ________________________   ________________________

________________________   ________________________   ________________________


___________________________________     ___________________________________
Type or Print Name                      Authorized Signature

___________________________________     ___________________________________
Title                                   Date

                       FUNDS TRANSFER SECURITY PROCEDURES

SELECTION FORM
--------------

Please select one or more of the funds transfer security procedures indicated below.
 _
|_|SWIFT
SWIFT (Society for Worldwide Interbank Financial Telecommunication) is a cooperative society owned and operated by member financial institutions that provides telecommunications services for its membership. Participation is limited to securities brokers and dealers, clearing and depository institutions, recognized exchanges for securities, and investment management institutions. SWIFT provides a number of security features through encryption and authentication to protect against unauthorized access, loss or wrong delivery of messages, transmission errors, loss of confidentiality and fraudulent changes to messages. SWIFT is considered to be one of the most secure and efficient networks for the delivery of funds transfer instructions. SELECTION OF THIS SECURITY PROCEDURE WOULD BE MOST APPROPRIATE FOR EXISTING SWIFT MEMBERS.
 _
|_|STANDING  INSTRUCTIONS
Standing Instructions may be used where funds are transferred to a broker on the Client's established list of brokers with which it engages in foreign exchange transactions. Only the date, the currency and the currency amount are variable. In order to establish this procedure, State Street will send to the Client a list of the brokers that State Street has determined are used by the Client. The Client will confirm the list in writing, and State Street will verify the written confirmation by telephone. Standing Instructions will be subject to a mutually agreed upon limit. If the payment order exceeds the established limit, the Standing Instruction will be confirmed by telephone prior to execution.
 _
|_|REMOTE  BATCH  TRANSMISSION
Wire transfer instructions are delivered via Computer-to-Computer (CPU-CPU) data communications between the Client and State Street. Security procedures include encryption and/or the use of a test key by those individuals authorized as Automated Batch Verifiers. CLIENTS SELECTING THIS OPTION SHOULD HAVE AN EXISTING FACILITY FOR COMPLETING CPU-CPU TRANSMISSIONS. THIS DELIVERY MECHANISM IS TYPICALLY USED FOR HIGH-VOLUME BUSINESS.

 _
|_|GLOBAL HORIZON INTERCHANGESM FUNDS
TRANSFER SERVICE Global Horizon Interchange Funds Transfer Service (FTS) is a State Street proprietary microcomputer-based wire initiation system. FTS enables Clients to electronically transmit authenticated Fedwire, CHIPS or internal book transfer instructions to State Street. THIS DELIVERY MECHANISM IS MOST APPROPRIATE FOR CLIENTS WITH A LOW-TO-MEDIUM NUMBER OF TRANSACTIONS (5-75 PER
DAY), ALLOWING CLIENTS TO ENTER, BATCH, AND REVIEW WIRE TRANSFER INSTRUCTIONS ON THEIR PC PRIOR TO RELEASE TO STATE STREET.
 _
|_|TELEPHONE CONFIRMATION (CALLBACK)
Telephone confirmation will be used to verify all non-repetitive funds transfer instructions received via untested facsimile or phone. This procedure requires Clients to designate individuals as authorized initiators and authorized verifiers. State Street will verify that the instruction contains the signature of an authorized person and prior to execution, will contact someone other than the originator at the Client's location to authenticate the instruction. SELECTION OF THIS ALTERNATIVE IS APPROPRIATE FOR CLIENTS WHO DO NOT HAVE THE CAPABILITY TO USE OTHER SECURITY PROCEDURES.

 _
|_|REPETITIVE WIRES
For situations where funds are transferred periodically (minimum of one instruction per calendar quarter) from an existing authorized account to the same payee (destination bank and account number) and only the date and currency amount are variable, a repetitive wire may be implemented. Repetitive wires will be subject to a mutually agreed upon limit. If the payment order exceeds the established limit, the instruction will be confirmed by telephone prior to execution. Telephone confirmation is used to establish this process. Repetitive wire instructions must be reconfirmed annually. THIS ALTERNATIVE IS RECOMMENDED WHENEVER FUNDS ARE FREQUENTLY TRANSFERRED BETWEEN THE SAME TWO ACCOUNTS.
 _
|_|TRANSFERS  INITIATED BY FACSIMILE

The Client faxes wire transfer instructions directly to State Street Mutual Fund Services. Standard security procedure requires the use of a random number test key for all transfers. Every six months the Client receives test key logs from State Street. The test key contains alpha-numeric characters, which the Client puts on each document faxed to State Street. This procedure ensures all wire instructions received via fax are authorized by the Client. WE PROVIDE THIS OPTION FOR CLIENTS WHO WISH TO BATCH WIRE INSTRUCTIONS AND TRANSMIT THESE AS A GROUP TO STATE STREET MUTUAL FUND SERVICES ONCE OR SEVERAL TIME A DAY.

                IMPORTANT: SIGNATURE REQUIRED ON THE REVERSE SIDE

                       FUNDS TRANSFER SECURITY PROCEDURES

 _
|_|AUTOMATED CLEARING HOUSE (ACH)
State Street receives an automated transmission or a magnetic tape from a Client for the initiation of payment (credit) or collection (debit) transactions through the ACH network. The transactions contained on each transmission or tape must be authenticated by the Client. Clients using ACH must select one or more of the following delivery options:
 _
|_|GLOBAL  HORIZON  INTERCHANGE  AUTOMATED
CLEARING HOUSE SERVICE Transactions are created on a microcomputer, assembled into batches and delivered to State Street via fully authenticated electronic transmissions in standard NACHA formats.
 _
|_|Transmission from Client PC to State Street Mainframe with Telephone Callback
 _
|_|Transmission from Client Mainframe to State Street Mainframe with Telephone Callback
 _
|_|Transmission  from DST  Systems to State  Street  Mainframe  with  Encryption
 _
|_|Magnetic Tape Delivered to State Street with Telephone Callback


State Street is hereby instructed to accept funds transfer instructions only via the delivery methods and security procedures indicated. The selected delivery methods and security procedure(s) will be effective ____________________ for payment orders initiated by our organization.

I am authorized to sign below on behalf of each of the mutual funds or other entities named in Schedule A attached.

EACH OF THE PARTIES NAMED ON SCHEDULE A ATTACHED HERETO


By:________________________   ________________________   __________   __________
   Type or Print Name         Authorized Signature       Title        Date

KEY CONTACT INFORMATION

Whom shall we contact to implement your selection(s)?

CLIENT OPERATIONS CONTACT                   ALTERNATE CONTACT

__________________________________     __________________________________
              Name                                    Name

__________________________________     __________________________________
            Address                                  Address

__________________________________     __________________________________
        City/State/Zip Code                     City/State/Zip Code

__________________________________     __________________________________
          Telephone Number                        Telephone Number

__________________________________     __________________________________
          Facsimile Number                        Facsimile Number

__________________________________
           SWIFT Number

__________________________________
            Telex Number